Exhibit 10.10

EXECUTION

AMENDMENT NO. 1

TO MASTER REPURCHASE AGREEMENT

Amendment No. 1 to Master Repurchase Agreement, dated as of August 20, 2018 (this “Amendment”), among BNP Paribas (the “Buyer”), PennyMac Loan Services, LLC (the “Seller”) and Private National Mortgage Acceptance Company, LLC (the “Guarantor”).

RECITALS

The Buyer, Seller and Guarantor are parties to that certain Master Repurchase Agreement, dated as of November 17, 2017 (the “Existing Repurchase Agreement”, and as amended by this Amendment, the “Repurchase Agreement”).  The Guarantor is party to that certain Guaranty dated as of November 17, 2017 (as amended, supplemented or otherwise modified from time to time, the “Guaranty”) made by the Guarantor in favor of the Buyer.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Buyer, Seller and Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.  As a condition precedent to amending the Existing Repurchase Agreement, the Buyer has required on the date hereof the Guarantor to ratify and affirm the Guaranty.

Accordingly, the Buyer, Seller and Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1.   Definitions.  (a)  Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definitions of “Correspondent Mortgage Loans” and “Underwriting Guidelines” in their entirety and replacing them with the following:

“Correspondent Mortgage Loan” means a Mortgage Loan (other than a Wet-Ink Mortgage Loan) originated by a Correspondent Mortgage Lender and acquired by Seller in accordance with Seller’s or PennyMac Corp.’s correspondent Mortgage Loan program and for which the Mortgage File is available at the time of purchase by the Buyer.

“Underwriting Guidelines” means (i) the underwriting guidelines of Seller, which have been approved by Buyer, with respect to Conforming Mortgage Loans and Jumbo Mortgage Loans, and (ii) the underwriting guidelines of PennyMac’s correspondent group, which are approved by Buyer and which Buyer may access at the correspondent group website (https://www.gopennymac.com/), with respect to Correspondent Mortgage Loans.

(b) Section 2 of the Existing Repurchase Agreement is hereby amended by adding the following definition in proper alphabetical order:

“Correspondent Mortgage Lender” means a third party originator approved by Seller or PennyMac Corp. to originate Correspondent Mortgage Loans.

SECTION 2.   Initiation.  Clause (iv) of Section 3(c) of the Existing Repurchase Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:

(iv)       Subject to the provisions of this Section 3, the Purchase Price will be transferred by Buyer, via wire transfer, in the aggregate amount of such Purchase Price in funds immediately available (A) with respect to Mortgage Loans for which a Warehouse Lender’s Release is delivered, to the Warehouse Lender (as defined in such Warehouse Lender’s Release), (B) with respect to Mortgage Loans (other than Wet-Ink Mortgage Loans or Correspondent Mortgage Loans) for which a Seller’s Release is delivered, to the Seller, (C) with respect to Wet-Ink Mortgage Loans, to the Settlement Agent, (D) with respect to Correspondent Mortgage Loans for which there is no existing Warehouse Lender and a Seller’s Release is delivered, to the applicable Correspondent Mortgage Lender or PennyMac Corp., or (E) with respect to Correspondent Mortgage Loans for which a bailee letter from the Correspondent Mortgage Lender or its designee or other evidence of release, in each case, in form and substance acceptable to Buyer in its good faith discretion is delivered, to the party as detailed in the related bailee letter or Transaction Request, as applicable. Notwithstanding anything to the contrary set forth herein, to the extent the Purchase Price will be funding a third party, Buyer may require Seller to make available certain funds necessary to account for the full price owed to such third party before Buyer shall remit such Purchase Price. Any shortfall between the Purchase Price remitted to such third party and the full price to be remitted to such third party to effectuate a full funding, release of lien or conveyance for the purchase of Mortgage Loans shall be remitted to the Operating Account by Seller and may be withdrawn by Buyer in order to fund such shortfall.

SECTION 3.  Payment, Transfer and Custody.  Section 10(b) of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

(b)        On the Purchase Date for each Transaction, ownership of the Purchased Assets is transferred to Buyer against the simultaneous transfer of the Purchase Price to the account of (i) with respect to Mortgage Loans for which a Warehouse Lender’s Release is delivered, the Warehouse Lender, (ii) with respect to Mortgage Loans for which a Seller’s Release is delivered, the Seller, (iii) with respect to Wet-Ink Mortgage Loans, the Settlement Agent, (iv) with respect to Correspondent Mortgage Loans for which no bailee letter from the Correspondent Mortgage Lender or its designee or other evidence of release, in each case, in form and substance acceptable to Buyer in its good faith discretion is delivered, to Correspondent Mortgage Lender or PennyMac Corp., in each case as detailed in the related Transaction Request, simultaneously with the delivery to Buyer of the Purchased Assets relating to each Transaction, or (v) with respect to Correspondent

Mortgage Loans for which a bailee letter from the Correspondent Mortgage Lender or its designee or other evidence of release, in each case, in form and substance acceptable to Buyer in its good faith discretion is delivered, to the party as detailed in the related Transaction Request and the bailee letter, simultaneously with the delivery to Buyer of the Purchased Assets relating to each Transaction.

SECTION 4.   Representations and Warranties Re: Mortgage Loans.  Clauses (n), (u), (rr) and (vvv) of Schedule 1 (Representations and Warranties Re: Mortgage Loans are hereby amended by deleting such clauses in their entirety and replacing them with the following:

(n)        Title Insurance.  The Mortgage Loan is covered by an American Land Title Association buyer’s title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California, a California Land Title Association buyer’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller with respect to a Mortgage Loan which is not a Correspondent Mortgage Loan or the Correspondent Mortgage Lender with respect to a Correspondent Mortgage Loan, its successors and assigns, in each case, as to the first priority lien of the Mortgage, as applicable in the original principal amount of the Mortgage Loan (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (a), (b) and (c) of paragraph (i) of this Schedule 1, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment.  Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance.  Additionally, such buyer’s title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein.  The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading.  Seller or the Correspondent Mortgage Lender, as applicable, its successors and assigns, in each case, are the sole insureds of such buyer’s title insurance policy, and such buyer’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the Transactions contemplated by this Agreement.  No claims have been made under such buyer’s title insurance policy, and no prior holder or servicer of the related Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such buyer’s title insurance policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

(u)        Collection Practices; Escrow Deposits; Interest Rate Adjustments.  The origination practices used by the Correspondent Mortgage Lender with respect to Correspondent Mortgage Loans, the origination practices used by Seller with respect to Mortgage Loans which are not Correspondent Mortgage Loans and the collection practices used by Seller, in each case, with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry.  The Mortgage Loan has been serviced by Seller and any predecessor servicer in accordance with the terms of the Mortgage Note.  With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  No escrow deposits or Escrow Payments or other charges or payments due Seller have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by Seller for any work on a Mortgaged Property which has not been completed.  All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note.  Any interest required to be paid pursuant to state and local law has been properly paid and credited.

(rr)       Downpayment.  The source of the down payment with respect to each Mortgage Loan has been fully verified by Seller or Correspondent Mortgage Lender, as applicable.

(vvv)    Third Party Warehouse Lender. Unless previously approved by Buyer, no Mortgage Loan shall have been subject to a third party warehouse agreement or similar arrangement other than with Correspondent Mortgage Lender’s or PennyMac Corp.’s warehouse lender in accordance with Seller’s or PennyMac Corp.’s Correspondent Mortgage Loan program.

SECTION 5.   Conditions Precedent.  This Amendment shall become effective on the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

5.1 Delivered Documents.  On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a)  this Amendment, executed and delivered by the Buyer, Seller and Guarantor;

(b)  an amendment to the Pricing Side Letter, executed and delivered by the Buyer, Seller and Guarantor; and

(c)  such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 6.   Representations and Warranties.  Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 12 of the Repurchase Agreement.

SECTION 7.   Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 8.   Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 9.   Counterparts.  This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 10.           GOVERNING LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 11.  Reaffirmation of Guaranty.  The Guarantor hereby consents to this amendment and ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

Buyer:	BNP PARIBAS, as Buyer

	By:	/s/ Jonathan Banks
	Name:	Jonathan Banks
	Title:	Director

	By:	/s/ Josh Leventhal
	Name:	Josh Leventhal
	Title:	Managing Director

Seller:	PENNYMAC LOAN SERVICES, LLC, as Seller

	By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Managing Director, Treasurer

Guarantor:	PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC, as Guarantor

	By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Managing Director, Treasurer

Signature Page to Amendment No. 1 to Master Repurchase Agreement